As filed with the Securities and Exchange Commission on July 17, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADIAN GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-2691170
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Edward J. Hoffman

Senior Vice President, General Counsel and Corporate Secretary

1601 Market Street

Philadelphia, Pennsylvania 19103

(215) 231-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

F. Douglas Raymond, III

Drinker Biddle & Reath LLP

One Logan Square

18th and Cherry Streets

Philadelphia, Pennsylvania 19103

(215) 988-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant, depending on market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b–2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(4)	Proposed Maximum Offering Price Per Unit(3)(4)	Proposed Maximum Aggregate Offering Price(2)(3)(4)	Amount of Registration Fee(4)
Common Stock, par value $0.001 per share(5)
Preferred Stock, par value $0.001 per share
Debt Securities
Depositary Shares (6)
Warrants to Purchase Shares of Common Stock, Shares of Preferred Stock or other securities
Rights to Purchase Shares of Common Stock, Shares of Preferred Stock or other securities
Stock Purchase Contracts
Units
Total	$1,000,000,000	100%	$1,000,000,000	$55,800(7)

(1)	The offered securities may be sold separately, together or as units with other offered securities.
(2)	Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3. Includes such indeterminate number or amount of shares of Common Stock, shares of Preferred Stock, Debt Securities, Depositary Shares, Warrants, Rights, Stock Purchase Contracts and Units of Radian Group Inc. as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies. In no event will the aggregate maximum offering price of all securities issued to the public pursuant to this registration statement exceed $1,000,000,000. If any Debt Securities are issued at an original issue discount, then the aggregate principal amount payable at maturity may exceed $1,000,000,000, but the aggregate initial offering price to the public will not exceed $1,000,000,000.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(4)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum offering price of all the securities listed. Pursuant to Rule 457(o), the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold will not exceed $1,000,000,000 (see Note 2 above). Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for Common Stock, Preferred Stock or Debt Securities that are issued upon conversion or exchange of Debt Securities, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts or Rights registered hereunder.
(5)	Also includes such presently indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any Debt Securities, Preferred Stock, Warrants, Stock Purchase Contracts or Rights that provide for conversion or exchange into Common Stock. Prior to the occurrence of certain events, such conversion or exchange rights will not be exercisable or evidenced separately from the Common Stock.
(6)	To be represented by Depositary Receipts representing an interest in all or a specified portion of a share of Preferred Stock.
(7)	Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $69,685 were previously paid with respect to unsold securities registered pursuant to a Registration Statement on Form S-3 (File No. 333-118220) filed by Radian Group Inc., Radian Group Capital Trust I, and Radian Group Capital Trust II on August 13, 2004 and for which a post-effective amendment was filed on March 16, 2005. Those fees have been carried forward and are offset against the registration fee of $55,800 due for this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED JULY 17, 2009

$1,000,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Units

Radian Group Inc., from time to time, may offer, issue and sell, together or separately, (i) shares of common stock, (ii) shares of preferred stock, (iii) debt securities, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, (iv) depositary shares, (v) warrants to purchase common stock, preferred stock or other securities; (vi) rights to purchase common stock, preferred stock or other securities; (vii) stock purchase contracts; and (viii) units consisting of two or more classes of the securities registered hereunder.

This prospectus contains a general description of the securities we may offer. Each time we issue the securities we will provide a prospectus supplement containing specific information about the terms of that issuance, which also may add, update or change information contained in this prospectus. You should read carefully this prospectus and any applicable supplements before deciding to invest.

The aggregate of the offering prices of the securities covered by this prospectus will not exceed $1,000,000,000.

Our common stock is listed on the New York Stock Exchange under the symbol “RDN.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing (if any) on the New York Stock Exchange or any other securities exchange of the other securities covered by the prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 34 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Consider carefully the Risk Factors beginning on page 5, in any accompanying prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             .

- i -

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, we use the terms “Company,” “we,” “us,” and “our” to refer to either Radian Group Inc. or to Radian Group Inc. and its subsidiaries.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration. Under this shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

For general information about the distribution of securities offered, please see “Plan of Distribution” on page 34 of this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you decide whether to invest in any of the securities.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our Company and the terms of this offering and the securities, including the merits and risks involved.

We are not making any representation to any purchaser of the securities regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

RADIAN GROUP INC.

We are a credit enhancement company with a primary strategic focus on domestic first-lien residential mortgage insurance.

We have three business segments – mortgage insurance, financial guaranty and financial services:

•	Our mortgage insurance segment provides credit protection for mortgage lenders and other financial services companies on residential mortgage assets.

•

Our financial guaranty segment has provided insurance and reinsurance of municipal bonds, structured finance transactions and other credit-based risks, and has provided credit protection on various asset classes through financial guarantees and credit default swaps. In the third quarter of 2008, we decided to discontinue, for the foreseeable future, writing any new financial guaranty business, including accepting new financial guaranty reinsurance, other than as may be necessary to commute, restructure, hedge or otherwise mitigate losses or reduce exposure in our existing portfolio.

•

Our financial services segment consists primarily of our ownership interest in Sherman Financial Services Group LLC – a consumer asset and servicing firm specializing in credit card and bankruptcy-plan consumer assets.

Radian Group Inc. acts principally as a holding company for our insurance subsidiaries and does not have any significant operations of its own.

Our principal executive offices are located at 1601 Market Street, Philadelphia, Pennsylvania 19103, and our telephone number is (215)  231-1000. The Company was incorporated in Delaware in 1992.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this prospectus, including the information incorporated by reference into this prospectus, contains statements relating to future events or our future results. These statements are forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual outcomes and results may differ materially from what is expressed or implied in these forward-looking statements. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•

changes in general financial and political conditions, such as a deepening of the existing national economic recession, further decreases in housing demand, mortgage originations or housing values (in particular, further deterioration in the housing, mortgage and related credit markets, which would harm our future consolidated results of operations and could cause losses for our businesses to be worse than expected), a further reduction in the liquidity in the capital markets and further contraction of credit markets, further increases in unemployment rates, changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•	catastrophic events or further economic changes in geographic regions where our mortgage insurance or financial guaranty insurance in force is more concentrated;

•

our ability to successfully execute upon our internally sourced capital plan (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support new business writings in our mortgage insurance business and the long-term liquidity needs of our holding company (including significant payment obligations in 2010 and 2011); and to protect our credit ratings and the financial strength ratings of Radian Guaranty Inc., our principal mortgage insurance subsidiary, from further downgrades;

•

a further decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the ongoing deterioration in housing markets throughout the U.S.;

•

our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of on-going losses in this business and in our financial guaranty portfolio;

•	our ability to continue to mitigate losses through increased levels of rescissions and denials, which have positively impacted our provision for losses;

•	the concentration of our mortgage insurance business among a relatively small number of large customers;

•	disruption in the servicing of mortgages covered by our insurance policies;

•

the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•

the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and of adjustable rate products, such as adjustable rate mortgages and interest-only mortgages, which have resulted in increased losses and are expected to result in further losses;

•	reduced opportunities for loss mitigation in markets where housing values fail to appreciate or continue to decline;

•	changes in persistency rates of our mortgage insurance policies;

•	an increase in the risk profile of our existing mortgage insurance portfolio due to mortgage refinancing in the current housing market;

•

further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength ratings assigned to Radian Guaranty Inc.);

•

heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular those that have been assigned higher ratings from the major rating agencies);

•

changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

•

the application of existing federal or state consumer, lending, insurance, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing investigations or the possibility of private lawsuits or other formal investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations, (ii) legislative and regulatory changes affecting demand for private mortgage insurance, or (iii) legislation and regulatory changes limiting or restricting our use of (or requirements for) additional capital, the products we may offer, the form in which we may execute the credit protection we provide or the aggregate notional amount of any product we may offer for any one transaction or in the aggregate;

•

the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance businesses, or to estimate accurately the fair value amounts of derivative contracts in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•

the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;

•	volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the premium deficiency in our mortgage insurance business on a quarterly basis;

•	changes in accounting guidance from the SEC or the Financial Accounting Standards Board;

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax– and expense-sharing arrangements with our subsidiaries; and

•

our investment in Sherman Financial Group LLC, which could be negatively affected in the current credit environment if Sherman is unable to maintain sufficient sources of funding for its business activities or remain in compliance with its credit facilities.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks detailed under Item 1A, “Risk Factors” under our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10–K and our subsequent Quarterly Reports on Form 10–Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We do not currently know either the number or types of securities that will be ultimately sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of securities under this prospectus for any combination of the repayment of outstanding indebtedness, working capital, capital expenditures, acquisitions, capital support for our subsidiaries, payments to our subsidiaries pursuant to tax allocation arrangements, and general business purposes. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments or reduce short-term borrowings.

RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends from continuing operations. Earnings consist of income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net income of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest and an estimate of interest expense within rental expense. Combined fixed charges and preferred stock dividends consist of fixed charges, as defined above, and the amount of pre-tax earnings required to pay the dividends on our preferred stock.

	Three Months Ended	Fiscal Years Ended December 31,
	March 31, 2009	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges (2)	(1)	(1)	(1)	14.8x	15.5x	17.8x

Ratio of earnings to combined fixed charges and preferred stock dividends (2)	(1)	(1)	(1)	14.8x	15.5x	17.8x

(1)	For the three months ended March 31, 2009, and in 2008 and 2007, earnings were not adequate to cover fixed charges in the amount of $325,510, $642,423 and $1,545,048, respectively.
(2)	Interest on tax related liabilities that are non-third party indebtedness are excluded from the calculation.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common stock;

•	preferred stock, which may be represented by depositary shares as described below;

•	senior, senior subordinated or subordinated debt securities;

•	warrants to purchase from us shares of our common stock, preferred stock or other securities;

•	rights to purchase from us shares of our common stock, preferred stock or other securities;

•	stock purchase contracts; and

•	units, each representing a combination of two or more of the foregoing securities.

The aggregate of the offering prices of the securities covered by this prospectus will not exceed $1,000,000,000.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of our capital stock. The terms of our amended and restated certificate of incorporation and bylaws are more detailed than the general information provided below. You should read our amended and restated certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

We are authorized to issue a total of 345,000,000 shares of our capital stock, with a par value of $0.001 per share. Of the authorized amount, 325,000,000 of the shares are designated as common stock and 20,000,000 of the shares are designated as preferred stock.

As of July 14, 2009, there were 82,331,809 shares of common stock issued and outstanding, and no shares of preferred stock were issued or outstanding.

Description of Common Stock

General. Each share of our common stock has the same rights and privileges. Holders of our common stock do not have any preferences or any preemptive, redemption, subscription, conversion or exchange rights. All of our outstanding shares of common stock are fully paid and nonassessable. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “RDN.”

Voting Rights. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. There is no cumulative voting.

Dividends. Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to participate ratably in all dividends, payable in cash, stock or otherwise, that may be declared by our board of directors out of any funds legally available for the payment of dividends. Each such distribution will be payable to holders of record as they appear on our stock transfer books on such record dates and dividend dates as may be fixed by our board of directors.

Liquidation and Distribution. If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

Description of Preferred Stock

General. Under our amended and restated certificate of incorporation, our board of directors is authorized, without further stockholder action, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, qualifications, privileges, limitations or restrictions, as may be determined by our board of directors and set forth in a certificate of designation. We may amend from time to time our certificate of incorporation and bylaws to increase the number of authorized shares of preferred stock or common stock or to make other changes or additions.

Any preferred stock that we issue under this prospectus will have the voting, dividend, liquidation, redemption and conversion rights described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series, including:

•	the title and liquidation preference per share and the number of shares offered;

•	the price at which shares of the series will be sold;

•

the form of dividend and dividend rate, if any, or method of calculation of dividends, the dates on which dividends will be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions; and

•	any additional dividend, liquidation, redemption or sinking fund provisions and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

When issued, the preferred stock will be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, in the event of a liquidation, each series of preferred stock will rank on a parity as to dividends and distributions with all other outstanding preferred stock, if any. Below is a discussion of terms we expect to be generally applicable to the preferred stock. We will set forth any terms of a series of preferred stock that vary from these generally applicable terms in a prospectus supplement relating to such series of preferred stock.

Voting Rights. Except as set forth in any prospectus supplement relating to a series of preferred stock or as expressly required by applicable law, a holder of the preferred stock will not be entitled to vote. If we issue shares of any series of preferred stock, holders of such shares will be entitled to one vote for each share held on matters on which holders of such series are entitled to vote.

The affirmative vote or consent of the holders of a majority of the outstanding shares of each series of preferred stock, unless our board of directors establishes a higher amount, voting as a separate class, will be required for any amendment of our certificate of incorporation that adversely changes any rights or preferences of such series of preferred stock.

Dividend Rights. Holders of the preferred stock of a particular series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series. The rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on the record dates and dividend dates fixed by our board of directors or a duly authorized committee thereof. Dividends on any series of preferred stock may be cumulative or noncumulative, as provided in the prospectus supplement relating to such series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment day will be lost, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any subsequent period.

If the prospectus supplement relating to a series of preferred stock so provides, when dividends are not paid in full upon any series of preferred stock and any other preferred stock ranking on a parity as to dividends with such series of preferred stock, all dividends declared upon such series of preferred stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on such series of preferred stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends, including, in the case of cumulative preferred stock, accumulations, if any, in respect of prior dividend payment periods on all outstanding shares of any series of preferred stock have been paid, no dividends, other than in shares of common stock or another stock ranking junior to such series of preferred stock as to dividends and upon liquidation, will be declared or paid or set aside for payment or other distributions made upon our common stock or any of our other stock ranking junior to such preferred stock (including other series of preferred stock ranking junior to such series of preferred stock) as to dividends. If the prospectus supplement relating to a series of preferred stock so provides, no common stock or any other stock (including other series of preferred stock) ranking junior to or on a parity with such series of preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration, or any monies paid to or made available for a sinking fund for the redemption of any shares of any such stock, by us, while such preferred stock remains outstanding, except by conversion into or exchange for our stock ranking junior to such series of preferred stock as to dividends and upon liquidation.

The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

Liquidation and Distribution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation, liquidating distributions in the amount set forth in the prospectus supplement relating to such series of preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our business, the amounts payable with respect to the preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with such series of preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled.

Redemption. A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and the redemption prices and for the types of consideration set forth in the prospectus supplement relating to such series.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of such series of preferred stock to be redeemed by us in each year commencing after a date or event to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.

Conversion or Exchange Rights. The prospectus supplement relating to a series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock, debt securities or another series of our preferred stock. These provisions may allow or require the number of our shares of common stock or other securities to be received by holders of shares of preferred stock to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate purchase price per share less than the current market price per share of common stock; and any other events described in the prospectus supplement. Unless the prospectus supplement relating to a series of preferred stock so provides, our preferred stock will have no preemptive rights.

Anti-takeover Provisions

Certificate of Incorporation and Bylaws. Certain provisions of our amended and restated certificate of incorporation and bylaws summarized below may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for our securities. Our amended and restated certificate of incorporation and bylaws provide:

•

that directors can be removed only for cause and only upon the vote of the holders of shares entitled to cast a majority of the votes that all stockholders are entitled to cast in an election of directors;

•	that we may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may establish;

•	that special meetings of stockholders may only be called by the chairman of the board, a majority of the board of directors or the holders of a majority of the shares of common stock then outstanding;

•	advance notice procedures with regard to the nomination, other than by or at the direction of the board of directors or a committee of the board, of candidates for election as directors; and

•

procedures providing that a notice of proposed stockholder nominations for the election of directors must be timely given in writing to our secretary generally not less than 60 days before the meeting at which directors are to be elected.

Restrictions on Ownership Under Insurance Laws. The application of various state insurance laws could be a significant deterrent to any person interested in acquiring control of us. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock, unless a request for an exemption from the acquisition of control is filed by the acquirer and subsequently approved by all of the applicable insurance regulatory authorities.

Delaware General Corporation Law. The terms of Section 203 of the Delaware General Corporation Law apply to us because we are a publicly-traded Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that person became an interested stockholder, unless:

•

the transaction that results in a person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

•

upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•

on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person is an interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such securities.

The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt, which is generally defined in both the subordinated debt indenture and senior subordinated debt indenture to include all debt other than debt that is expressly subordinated to or pari passu with the subordinated debt securities or senior subordinated debt securities, as the case may be. The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act of 1939. The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.

Because most of our operations are conducted through our insurance subsidiaries, most of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings. Our insurance subsidiaries’ ability to pay dividends to us is subject to various conditions imposed by the insurance regulations of the states where they are domiciled and by Freddie Mac, Fannie Mae and certain rating agencies.

Some of our subsidiaries may finance their operations by borrowing from external creditors; lending agreements between some of the operating subsidiaries and external creditors also may restrict the amount of net assets available for cash dividends and other payments to us.

Because we are a holding company, we rely on dividends from, and tax- and expense-sharing arrangements with, our subsidiaries to meet our liquidity needs, and therefore to make payments in respect of our securities. As such, any securities we issue will be structurally subordinated to the indebtedness and other liabilities, if any, of our subsidiaries, including claims of our subsidiaries’ policyholders, trade creditors, preferred stockholders and creditors, and any taxing authorities. Any claims we have as an unsecured creditor of one of our subsidiaries would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.

We have summarized below the material provisions of the three indentures. The summary is not complete and is subject in all respects to the provisions of and is qualified in its entirety by reference to the forms of indentures, which are filed as exhibits and incorporated by reference into the registration statement of which this prospectus forms a part. The prospectus supplement relating to the applicable issuance of debt securities will describe any significant differences between the indentures and the summary below. The forms of senior indenture, senior subordinated indenture and subordinated indenture are substantially the same, except for certain covenants of ours and provisions relating to subordination. You should read the indentures for provisions that may be important to you. The forms of indentures may be supplemented or revised in connection with the filing of a prospectus supplement and such later version will govern any debt securities issued in conjunction with that prospectus supplement.

Terms Applicable to All Debt Securities

No Limit on Debt Amounts. The indentures do not limit the amount of debt that can be issued under the indentures. These amounts will be set from time to time by our board of directors.

Prospectus Supplements. The prospectus supplement relating to a series of debt securities will summarize the specific terms of such debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the securities:

•	title and form of the securities;

•	offering price;

•	any limit on the amount that may be issued;

•	maturity date(s);

•	interest rate or the method of computing the interest rate (including, if applicable, any provisions relating to the resetting of such rate and any maximum rate applicable to any reset rate);

•	dates on which interest will accrue, or how the dates will be determined, the interest payment dates, whether interest may be deferred at our option and any related record dates;

•	terms and conditions on which the securities may be redeemed, in whole or in part, at our option;

•	date(s), if any, on which, and the price(s) at which, we are obligated to redeem, or at the holder’s option to purchase, in whole or in part, the securities and related terms and provisions;

•	details of any required sinking fund payments;

•	the currency or currencies in which the securities will be denominated or payable, if other than U.S. dollars;

•

any index, formula or other method by which payments on the securities will be determined, and any special voting or defeasance provisions in connection with a determination, if the amount of payments are to be determined with reference to an index, formula or other method;

•	the persons to whom payments of interest will be made;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants beyond or modifying those contained in the applicable indenture;

•

any special tax implications of the securities; including under what circumstances, if any, and with what procedures and documentation, we will pay additional amounts on the securities held by a non-U.S. person in respect of taxes, assessments or similar charges withheld or deducted and, if so, the terms related to any option we will have to redeem those securities rather than pay those additional amounts;

•	whether or not the securities will be issued in global form and who the depositary will be;

•	any restrictions on the registration, transfer or exchange of the securities;

•

the place or places where securities may be surrendered for registration of transfer or for exchange, where notices and demands to or upon us in respect of the securities and the applicable indenture may be served and where notices to holders will be published;

•

terms, if any, on which a series of securities may be convertible into or exercisable or exchangeable for our shares of common or preferred stock, or for other securities, including provisions as to whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option;

•

if the securities are convertible, exercisable or exchangeable, the events or circumstances that will result in adjustments to the conversion, exercise or exchange price and the formulae for determining the adjusted price;

•	whether the securities are secured or unsecured, and if secured, the amount and form of the security and related terms;

•	subordination terms of any senior subordinated securities and subordinated securities; and

•

any other terms that are not inconsistent with the indenture applicable to a series of debt securities, including any terms that may be required by or advisable under United States laws or regulations or advisable (as determined by us) in connection with the marketing of that series of securities.

Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is transferred or redeemed in part.

A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a substantial discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

Covenants. We will agree in the indentures to:

•	pay the principal, interest and any premium on the debt securities when due;

•

maintain an office or agency where debt securities may be surrendered for registration of transfer, exchange, payment or conversion (if the debt securities are convertible) and where notices and demands to or upon us in respect of the debt securities and the relevant indenture may be served;

•

prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the trustee under the relevant indenture, the SEC, and/or registered holders of debt securities, as the case may be;

•

deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers’ certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture; and

•

unless our board of directors determines that it is no longer desirable in the conduct of our business and that there will be no adverse impact in any material respect to the holders of debt securities, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect our existence as a corporation and our rights (charter and statutory rights) and franchises.

Consolidation, Merger and Sale of Assets. We will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

•	we are the surviving entity; or

•

the successor or surviving entity assumes all of our obligations under the debt securities and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures and either (A) is organized or existing under the laws of the United States of America and any state thereof or the District of Columbia or (B) if not organized in any such jurisdiction, then (1) the successor or surviving entity agrees to be subject to the service of process laws of the State of New York, and (2) under the laws of its jurisdiction of organization, payments on the securities would not be subject to withholding tax; and, in any case,

•

after giving effect to such transaction, no event of default under the relevant indenture and no event that, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing.

Upon any such consolidation, merger or transfer of all or substantially all of our assets, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture and the debt securities.

Satisfaction and Discharge. Upon our request, the relevant indenture will no longer be effective with respect to any series for all but certain specified purposes if either:

•

all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

•

the only securities that remain outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

Legal Defeasance and Covenant Defeasance. Under each indenture, we may elect with respect to a series of debt securities, at our option and subject to the satisfaction of the conditions described below, either:

•

to be deemed to have paid and discharged the entire indebtedness represented by the outstanding securities of the applicable series and to have satisfied all of our other obligations under the securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

•	to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

We can exercise legal or covenant defeasance if the following conditions are met:

•

we irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

•	cash in United States dollars;

•

non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

•

a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of debt securities on the day on which the payments are due;

•

we deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

•

no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

After satisfying the conditions for legal defeasance, the applicable debt securities will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities will have to rely solely on the deposits we make to the trust for repayment of the debt securities.

After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

The prospectus supplement relating to a series of debt securities may describe additional provisions, if any, permitting legal defeasance or covenant defeasance, and any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Information Concerning the Trustee. The prospectus supplement relating to a series of debt securities will include information concerning the trustee under the applicable indenture and our relationship with the trustee at the time any debt securities are offered. We may also maintain bank accounts, borrow money and have other customary banking or investment banking relationship with the trustee, or its affiliates, in the ordinary course of business.

Form, Exchange, Transfer. Unless otherwise specified in a prospectus supplement relating to a series of debt securities, debt securities will be issued in registered form without coupons. They also may be issued in global form with accompanying book-entry procedures as outlined below.

A holder of debt securities of any series may exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. The securities are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed in part.

Global Securities. The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or in the name of a nominee for a depositary identified in the prospectus supplement relating to such debt securities. The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such debt securities. We anticipate that the description below will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

•	be entitled to have the debt securities represented by such registered global security registered in their names;

•	receive or be entitled to receive physical delivery of such debt securities in definitive forms; or

•	be considered the owners of record or holders of the debt securities.

Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we were to request any action of holders, or if an owner of a beneficial interest in a registered global security desired to take any action that a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

Principal of, interest and premium, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, interest or premium, if any, will immediately credit participants’ accounts with such payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”

If the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and such registration as a clearing agency is required by applicable law or regulation to serve as a depositary, and, in either situation, we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion decide not to have any debt securities represented by a global security. In such event we will issue debt securities in certificated form in exchange for the global security. The debt securities in certificated form will be in the same minimal denominations and be of the same aggregate principal amount and tenor as the portion of each global security to be exchanged.

Any debt securities issued in certificated form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series also may be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series.

Particular Terms of the Senior Debt Securities

Ranking of Senior Debt Securities. Unless otherwise specified in a prospectus supplement relating to a series of senior debt securities, the senior debt securities will constitute part of our senior debt and rank equally with all our other senior debt that is unsecured (and will effectively rank junior to any secured debt). In addition to senior debt securities offered under this prospectus, senior debt includes obligations under any credit facilities with banks or other institutional lenders. The senior debt securities will be senior to our senior subordinated debt and subordinated debt. Our obligations under the senior debt securities, to the extent that lending agreements entered into by our subsidiaries or applicable laws or regulations restrict our subsidiaries’ ability to pay dividends or make other payments to us, will be structurally subordinated to certain obligations of our subsidiaries, including claims payable.

Events of Default. The following are events of default under a series of senior debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment on any senior debt securities of that series when due;

•	we fail to pay interest on any senior debt securities of that series when due and that failure continues for a period of 30 days;

•

we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior indenture for the benefit of that series (other than a covenant, representation or warranty with respect to which a failure to observe or perform is dealt with otherwise in the senior indenture or is expressly included in the senior indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of all series affected by that failure, treating all those series as a single class; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

No event of default will have occurred under a series of senior debt securities if we fail to file timely any annual report or information, document or other report that we are required to file with the SEC.

The prospectus supplement relating to a series of debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities will not necessarily constitute an event of default with respect to any other series of senior debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest or premium (or a lesser amount as may be provided for in the senior debt securities of the series), if any, of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

A holder may pursue a remedy directly under the senior indenture or a particular series of senior debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•

the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•

during the 60-day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the senior debt securities of all those series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior debt securities of the series; and

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior debt securities affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior indenture and described in the applicable prospectus supplement, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. Some amendments or waivers, however, require the consent of each holder of any senior debt security affected. Without the consent of each affected holder, an amendment or waiver may not:

•

reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior debt securities of any series or alter the provisions with respect to the redemption of the senior debt securities;

•	reduce the rate, or change the date of payment, of interest, including default interest, on any senior debt security of any series, except for any deferrals permitted under the senior indenture;

•	impair the right, if any, to convert the senior debt securities into common stock;

•

waive a default or event of default resulting from a failure to make a payment of principal of, interest or premium on, the senior debt securities of any series, except a rescission of acceleration of the senior debt securities by the holders of a majority in aggregate principal amount of the senior debt securities of any series and a waiver of the payment default that resulted from that acceleration;

•	make any senior debt security of any series payable in currency other than that stated in the senior debt securities of that series;

•

make any change in the provisions of the senior indenture relating to waivers of past defaults or the rights of the holders of senior debt securities to receive payments of principal of, interest or premium, if any, on the senior debt securities;

•	waive a redemption payment with respect to any senior debt security;

•

make any change in the right of any holders of senior debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior debt security of any series to receive payment of principal, interest or premium, if any, on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

•	make any change in the above amendment and waiver provisions.

We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without the consent of any holder:

•

to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the indenture as permitted by the indenture;

•	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior debt securities;

•	to add events of default;

•	to provide for the issuance of senior debt securities in coupon form and to provide for exchangeability of those senior debt securities under the indenture in fully registered form;

•	to provide for the issuance of and to establish the form, terms and conditions of senior debt securities of any series;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior debt securities of any series are not adversely affected in any material respect under that indenture; or

•	to comply with the requirements of the Securities and Exchange Commission or to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Particular Terms of the Senior Subordinated Debt Securities

Ranking of Senior Subordinated Debt Securities. As described below, the senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture and described in the prospectus supplement relating to a series of senior subordinated debt securities.

Subordination. Unless the prospectus supplement relating to a series of senior subordinated debt securities indicates otherwise, the following description will apply to our senior subordinated debt securities. Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt and, to the extent that lending agreements entered into by our subsidiaries or applicable laws or regulations restrict our subsidiaries’ ability to pay dividends to us, will be structurally subordinated to certain obligations of our subsidiaries, including claims payable. In the indenture relating to the senior subordinated securities, we will agree not to create, incur or otherwise be liable for any other indebtedness that ranks junior to the senior debt in right of payment, but senior to the senior subordinated securities. For this purpose, “senior debt” generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

•	any liability for federal, state, local or other taxes;

•	any indebtedness to any of our subsidiaries or other affiliates;

•	any trade payables;

•	any indebtedness that we may incur in violation of the senior subordinated indenture; or

•	obligations under any subordinated debt securities.

If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or make any other payment on, the senior subordinated debt securities. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, interest or premium, if any, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from us or any other person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the maturity of the senior debt is actually accelerated. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

The term “designated senior debt” means our obligations under our principal bank or other institutional credit facility and any other debt expressly designated as senior debt with respect to the applicable senior subordinated debt securities.

We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.

The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.

Events of Default. The following are events of default under a series of senior subordinated debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment, on any senior subordinated debt securities of that series when due;

•	we fail to pay interest on any senior subordinated debt securities of that series when due and that failure continues for a period of 30 days;

•

we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior subordinated debt indenture for the benefit of that series (other than a covenant, representation or warranty with respect to which a failure to observe or perform is dealt with otherwise in the senior subordinated debt indenture or is expressly included in the senior subordinated debt indenture solely for the benefit of a series of debt securities other than such series of senior subordinated debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities of all series affected by that failure, treating all those series as a single class; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

No event of default will have occurred under a series of senior subordinated debt securities if we fail to file timely any annual report or information, document or other report that we are required to file with the SEC.

The prospectus supplement relating to a series of senior subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities will not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default.

Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or such lesser amount as may be provided for in the senior subordinated debt securities of the series), if any (subject to applicable subordination provisions in the senior subordinated indenture) of all the senior subordinated debt securities of those series, to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the senior subordinated indenture or a particular series of senior subordinated debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•

the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•

during the 60-day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all those series as a single class, may, by notice to the trustee on behalf of all holders of the senior subordinated debt securities of those series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior subordinated debt securities of the series; and

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior subordinated debt securities affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior subordinated indenture and described in the applicable prospectus supplement, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any senior subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver may not:

•

reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior subordinated debt securities of any series or alter the provisions with respect to the redemption of the senior subordinated debt securities;

•

reduce the rate, or change the date of payment, of interest, including default interest, on any senior subordinated debt security of any series, except for an deferrals permitted under the senior indenture;

•	impair any right, if any, to convert the senior subordinated debt securities into common stock;

•

waive a default or event of default resulting from a failure to make a payment of principal of, or interest or premium on, the senior subordinated debt securities of any series, except a rescission of acceleration of the senior subordinated debt securities by the holders of a majority in aggregate principal amount of the senior subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

•	make any senior subordinated debt security of any series payable in currency other than that stated in the senior subordinated debt securities of that series;

•

make any change in the provisions of the senior subordinated indenture relating to waivers of past defaults or the rights of the holders of senior subordinated debt securities to receive payments of principal of, interest or premium, if any, on the senior subordinated debt securities;

•	waive a redemption payment with respect to any senior subordinated debt security;

•

make any change in the right of any holders of senior subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior subordinated debt security of any series to receive payment of principal, interest and premium, if any, on that security on or after the due date expressed, without regard to acceleration or default, in that security or to bring suit for the enforcement of any payment on or after the due date; or

•	make any change in the above amendment and waiver provisions.

We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities of any series issued thereunder without the consent of any holder:

•

to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the senior subordinated indenture as permitted;

•	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior subordinated debt securities;

•	to add events of default;

•

to provide for the issuance of senior subordinated debt securities in coupon form and to provide for exchangeability of those senior subordinated debt securities under the indenture in fully registered form;

•	to provide for the issuance of and to establish the form, terms and conditions of senior subordinated debt securities of any series;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior subordinated debt securities of any series are not adversely affected in any material respect under that indenture; or

•	to comply with the requirements of the Securities and Exchange Commission or to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Particular Terms of the Subordinated Debt Securities

Ranking of Subordinated Debt Securities. The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture described in the prospectus supplement relating to a series of subordinated debt securities.

Subordination. Unless the prospectus supplement relating to a series of subordinated debt securities indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, except that:

•	“Senior debt” will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above, including the “designated senior debt”; and

•

different series of subordinated debt securities may rank senior to other series. In that case, our obligations under the higher-ranking series will be “senior debt” in relation to the lower-ranking series, as set forth in the prospectus supplement.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

Events of Default. The following are events of default under a series of subordinated debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment, on any subordinated debt securities of that series when due;

•	we fail to pay interest on any subordinated debt securities of that series when due and that failure continues for a period of 30 days;

•

we fail to observe or perform any other covenant, representation, warranty or other agreement in the subordinated debt indenture for the benefit of that series (other than a covenant, representation or warranty with respect to which a failure to observe or perform is dealt with otherwise in the subordinated debt indenture or is expressly included in the subordinated debt indenture solely for the benefit of a series of debt securities other than such series of subordinated debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of all series affected by that failure, treating all those series as a single class; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

No event of default will have occurred under a series of subordinated debt securities if we fail to file timely any annual report or information, document or other report that we are required to file with the SEC.

The prospectus supplement relating to a series of subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities will not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or a lesser amount as may be provided for in the subordinated debt securities of the series), if any, (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

•	the direction cannot conflict with any law or regulation or the subordinated indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the subordinated indenture or a particular series of subordinated debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•

the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•

during the 60-day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest and premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, interest and premium, if any, on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the subordinated debt securities of such series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, subordinated debt securities of the series; and

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of each debt securities affected.

We periodically will file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the subordinated indenture and described in the applicable prospectus supplement, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all affected series of subordinated debt securities that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver may not:

•

reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation if any, of any subordinated debt securities of any series or alter the provisions with respect to the redemption of the subordinated debt securities;

•	reduce the rate, or change the date of payment, of interest, including default interest, on any subordinated debt security of any series, except for any deferrals permitted under the senior indenture;

•	impair the right, if any, to convert the subordinated debt securities into common stock;

•

waive a default or event of default resulting from a failure to make a payment of principal of, or interest or premium on, the subordinated debt securities of any series, except a rescission of acceleration of the subordinated debt securities by the holders of a majority in aggregate principal amount of the subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

•	make any subordinated debt security of any series payable in currency other than that stated in the debt securities of that series;

•

make any change in the provisions of the subordinated indenture relating to waivers of past defaults or the rights of the holders of subordinated debt securities to receive payments of principal of, interest or premium, if any, on the subordinated debt securities;

•	waive a redemption payment with respect to any subordinated debt security;

•

make any change in the right of any holders of subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a subordinated debt security of any series to receive payment of principal, interest or premium, if any, on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

•	make any change in the above amendment and waiver provisions.

We and the trustee under the subordinated indenture may amend or supplement the indenture or the debt securities issued thereunder without the consent of any holder:

•	to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the subordinated indenture;

•	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of subordinated debt securities;

•	to add events of default;

•	to provide for the issuance of subordinated debt securities in coupon form and to provide for exchangeability of those subordinated debt securities under the indenture in fully registered form;

•	to provide for the issuance of and to establish the form, terms and conditions of subordinated debt securities of any series;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture; or

•	to comply with the requirements of the Securities and Exchange Commission or to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

DESCRIPTION OF DEPOSITARY SHARES

We describe in this section the general terms of depositary shares. We will describe the specific terms of any depositary shares issued in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipt that will be filed with the SEC in connection with any particular offering of depositary shares.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preferred stock, see “Description of Our Capital Stock – Description of Preferred Stock.”

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue to you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.

Redemption of Depositary Shares

Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;

•

there has been a final distribution on the preferred stock underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

•	the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of shares of preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such shares of preferred stock are paid by the holders thereof.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED

STOCK OR OTHER SECURITIES

The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.

We may issue warrants to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant;

•	if applicable, the date on and after which the warrants and other securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase shares of our common stock, certain provisions may allow or require the exercise price payable and/or the number of shares of common stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock; and any other events described in the prospectus supplement.

DESCRIPTION OF RIGHTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED

STOCK OR OTHER SECURITIES

The following is a general description of the rights we may issue to our stockholders or, under certain circumstances, third parties, from time to time. The particular terms of the rights, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the rights.

General

We may issue rights to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities, or any combination thereof. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of any rights and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the rights;

•	the aggregate number of rights issued;

•	the date of determining the stockholders entitled to the rights distribution;

•	the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights issued with each such underlying right;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time;

•	the procedure and conditions related to the exercise of the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

Exercise of Rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to stockholders or to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following is a general description of some of the provisions of the stock purchase contracts we may offer from time to time, as well as the related purchase contract agreement and the pledge agreement. The particular terms of any series of stock purchase contracts, which may be different from or in addition to the terms described below, and in a related offering will be described in a prospectus supplement.

Unless otherwise specified in the prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of shares of our common stock or our preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of our common stock or our preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us, or on our behalf, of shares of common stock or preferred stock or depositary shares or it may provide for cash value settlement by reference or linkage to the value, performance or trading price of our common stock, preferred stock or depositary shares, all as set forth in the applicable prospectus supplement. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, securing the holders’ obligations to purchase or sell, as the case may be, the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of common stock or preferred stock pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase common stock, preferred stock or depositary shares under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities. Except as described in the prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the purchase contract agreement.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities, warrants, rights, stock purchase contracts or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act of 1933, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Drinker Biddle & Reath LLP. The validity of any securities offered in the prospectus supplement relating to such securities will be passed upon for any underwriters or agents by counsel to be named in the prospectus supplement relating to such securities.

EXPERTS

The consolidated financial statements and the related financial statement schedules as of December 31, 2008 and 2007 and for each of the two years in the period then ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Controls over Financial Reporting) as of December 31, 2008 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedules, for the year ended December 31, 2006, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report, based on their audit and (as to amounts included for

Sherman Financial Group LLC for the year ended December 31, 2006) the report of other auditors, expresses an unqualified opinion) which is incorporated herein by reference. Such consolidated financial statements and the related financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Sherman Financial Group LLC and subsidiaries as of December 31, 2006, and for the year then ended, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto (which report expressed an unqualified opinion and contains an explanatory paragraph related to 2005 restatement adjustments) which is incorporated herein by reference. The consolidated financial statements of Sherman Financial Group LLC and subsidiaries were not presented separately therein. Said report is incorporated in this prospectus by reference from the Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 2008, in reliance upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Radian Group Inc.

We have filed with the SEC a registration statement on Form S–3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the ticker symbol “RDN.” Our SEC filings are also available (free of charge) from our web site at www.radian.biz. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 10, 2009.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 11, 2009.

•	Our Current Report on Form 8-K dated May 13, 2009, filed on May 19, 2009.

•

The description of our common stock set forth in our registration statement on Form 8-A/A filed on August 12, 2004, including any and all amendments and reports filed for the purpose of updating that description.

•

Any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this registration statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this registration statement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

Attention: Investor Relations

(215) 564-6600

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

Amount to be Paid
Registration fee	$55,800	[1]
Printing	*
Legal fees and expenses	*
Trustee fees	*
Accounting fees and expenses	*
Total	*

[1]

Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $69,685 were previously paid with respect to unsold securities registered pursuant to a Registration Statement on Form S-3 (File No. 333-118220) filed by Radian Group Inc., Radian Group Capital Trust I, and Radian Group Capital Trust II on August 13, 2004 and for which a post-effective amendment was filed on March 16, 2005. Those fees have been carried forward and are offset against the registration fee of $55,800 due for this registration statement.

*	These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Company’s amended and restated certificate of incorporation provides that the personal liability of the Company’s directors is eliminated to the fullest extent permitted by the DGCL.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VII of the Company’s bylaws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer or other authorized representative of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VII also provides for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. Article VII further permits the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL. Section 145 also provides that the aforesaid power to indemnify directors and officers may not be impaired by an amendment to the provision after the occurrence of the act or omission that is the subject of an action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of the act or omission explicitly authorizes the impairment.

The Company’s directors and officers are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document
1.1*	Form of underwriting agreement for offering of common stock
1.2*	Form of underwriting agreement for offering of preferred stock
1.3*	Form of underwriting agreement for offering of depositary shares
1.4*	Form of underwriting agreement for offering of warrants, rights, stock purchase contracts or units
1.5*	Form of underwriting agreement for offering of debt securities (senior debt securities, senior subordinated debt securities and/or subordinated debt securities)
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8–K (file no. 1-11356) dated May 11, 2004, and filed on May 12, 2004)
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Radian Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8–K dated May 22, 2008, and filed on May 29, 2008)
4.3	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2(ii) to the Registrant’s Current Report on Form 8–K dated November 12, 2008, and filed on November 18, 2008)
4.4	Specimen certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10–K (file no. 1–11356) for the year ended December 31, 1999)
4.5	Indenture dated May 29, 2001, between the Registrant and First Union National Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (file no. 333-52762) filed on July 19, 2001)
4.6	Form of 7.75% Debentures Due 2011 (included within Exhibit 4.5)
4.7	Indenture dated as of February 14, 2003, between the Registrant and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q (file no. 1-11356) for the period ended March 31, 2003)
4.8	Form of 5.625% Senior Notes Due 2013 (included within Exhibit 4.7)
4.9	Registration Rights Agreement dated February 14, 2003, among the Registrant, Banc of America Securities LLC, Lehman Brothers Inc., Wachovia Securities, Inc., Bear Stearns & Co. Inc. and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q (file no. 1-11356) for the period ended March 31, 2003)
4.10	Senior Indenture dated as of June 7, 2005, between the Registrant and Well’s Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated June 2, 2005 and filed on June 7, 2005)

4.11	Officers’ Certificate, dated as of June 7, 2005, including the terms of the Registrant’s 5.375% Senior Notes due 2015, as Attachment A, and including the form of the Notes as Exhibit A-1 to Attachment A (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated June 2, 2005 and filed on June 7, 2005)
4.12+	Senior debt securities indenture
4.13+	Senior subordinated debt securities indenture
4.14+	Subordinated debt securities indenture
4.15+	Form of senior debt security (included in Exhibit 4.12)
4.16+	Form of senior subordinated debt security (included in Exhibit 4.13)
4.17+	Form of subordinated debt security (included in Exhibit 4.14)
4.18*	Form of certificate of designation with respect to any preferred stock (together with form of preferred stock certificate)
4.19*	Form of Deposit Agreement
4.20*	Form of Depositary Receipt
4.21*	Form of Warrant Agreement for warrants sold alone, including form of warrant
4.22*	Form of Warrant Agreement for warrants sold attached to debt securities, including form of warrant
4.23*	Form of Warrant Agreement for warrants sold attached to equity securities, including form of warrant
4.24*	Form of Rights Agreement
4.25*	Form of Purchase Contract Agreement
4.26*	Form of Pledge Agreement
4.27*	Form of Unit Agreement
4.28*	Form of Unit Certificate
5.1+	Opinion of Drinker Biddle & Reath LLP as to Radian Group Inc.
12+	Computation of Ratio of Earnings to Fixed Charges and to Combined Fixed Charges and Preferred Stock Dividends
23.1+	Consent of PricewaterhouseCoopers LLP
23.2+	Consent of Deloitte & Touche LLP
23.3+	Consent of Grant Thornton LLP
23.4+	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)
24+	Power of Attorney (included on the signature page of the Form S-3)
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture with respect to the senior debt securities, senior subordinated debt securities and subordinated debt securities

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.
+	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposed of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its respective securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Radian Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–3 and has duly caused this registration statement on Form S–3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on July 17, 2009.

RADIAN GROUP INC.

By:	/s/ Sanford A. Ibrahim
Name:	Sanford A. Ibrahim
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Radian Group Inc. hereby severally constitutes and appoints Sanford A. Ibrahim and Edward J. Hoffman, and each of them, as his or her true and lawful attorneys-in-fact and agents, in any and all capacities, with full power of substitution and resubstitution, to sign and file any and all amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by Radian Group Inc. pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Sanford A. Ibrahim	Chief Executive Officer and Director	July 17, 2009
Sanford A. Ibrahim	(principal executive officer)

/s/ C. Robert Quint	Executive Vice President and Chief Financial	July 17, 2009
C. Robert Quint	Officer (principal financial officer)

/s/ Catherine M. Jackson	Senior Vice President and Controller	July 17, 2009
Catherine M. Jackson	(principal accounting officer)

/s/ Herbert Wender	Non-Executive Chairman of the Board	July 17, 2009
Herbert Wender

/s/ David C. Carney	Director	July 17, 2009
David C. Carney

/s/ Howard B. Culang	Director	July 17, 2009
Howard B. Culang

/s/ Stephen T. Hopkins	Director	July 17, 2009
Stephen T. Hopkins

/s/ James W. Jennings	Director	July 17, 2009
James W. Jennings

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/s/ Ronald W. Moore	Director	July 17, 2009
Ronald W. Moore

/s/ Jan Nicholson	Director	July 17, 2009
Jan Nicholson

/s/ Robert W. Richards	Director	July 17, 2009
Robert W. Richards

/s/ Anthony W. Schweiger	Director	July 17, 2009
Anthony W. Schweiger

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EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of underwriting agreement for offering of common stock

1.2*	Form of underwriting agreement for offering of preferred stock

1.3*	Form of underwriting agreement for offering of depositary shares

1.4*	Form of underwriting agreement for offering of warrants, rights, stock purchase contracts or units

1.5*	Form of underwriting agreement for offering of debt securities (senior debt securities, senior subordinated debt securities and/or subordinated debt securities)

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8–K (file no. 1-11356) dated May 11, 2004, and filed on May 12, 2004)

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Radian Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8–K dated May 22, 2008, and filed on May 29, 2008)

4.3	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2(ii) to the Registrant’s Current Report on Form 8–K dated November 12, 2008, and filed on November 18, 2008)

4.4	Specimen certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10–K (file no. 1–11356) for the year ended December 31, 1999)

4.5	Indenture dated May 29, 2001, between the Registrant and First Union National Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (file no. 333-52762) filed on July 19, 2001)

4.6	Form of 7.75% Debentures Due 2011 (included within Exhibit 4.5)

4.7	Indenture dated as of February 14, 2003, between the Registrant and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q (file no. 1-11356) for the period ended March 31, 2003)

4.8	Form of 5.625% Senior Notes Due 2013 (included within Exhibit 4.7)

4.9	Registration Rights Agreement dated February 14, 2003, among the Registrant, Banc of America Securities LLC, Lehman Brothers Inc., Wachovia Securities, Inc., Bear Stearns & Co. Inc. and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q (file no. 1-11356) for the period ended March 31, 2003)

4.10	Senior Indenture dated as of June 7, 2005, between the Registrant and Well’s Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated June 2, 2005 and filed on June 7, 2005)

4.11	Officers’ Certificate, dated as of June 7, 2005, including the terms of the Registrant’s 5.375% Senior Notes due 2015, as Attachment A, and including the form of the Notes as Exhibit A-1 to Attachment A (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated June 2, 2005 and filed on June 7, 2005)

4.12+	Senior debt securities indenture

4.13+	Senior subordinated debt securities indenture

4.14+	Subordinated debt securities indenture

4.15+	Form of senior debt security (included in Exhibit 4.12)

4.16+	Form of senior subordinated debt security (included in Exhibit 4.13)

4.17+	Form of subordinated debt security (included in Exhibit 4.14)

4.18*	Form of certificate of designation with respect to any preferred stock (together with form of preferred stock certificate)

4.19*	Form of Deposit Agreement

4.20*	Form of Depositary Receipt

4.21*	Form of Warrant Agreement for warrants sold alone, including form of warrant

4.22*	Form of Warrant Agreement for warrants sold attached to debt securities, including form of warrant

4.23*	Form of Warrant Agreement for warrants sold attached to equity securities, including form of warrant

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4.24*	Form of Rights Agreement

4.25*	Form of Purchase Contract Agreement

4.26*	Form of Pledge Agreement

4.27*	Form of Unit Agreement

4.28*	Form of Unit Certificate

5.1+	Opinion of Drinker Biddle & Reath LLP as to Radian Group Inc.

12+	Computation of Ratio of Earnings to Fixed Charges and to Combined Fixed Charges and Preferred Stock Dividends

23.1+	Consent of PricewaterhouseCoopers LLP

23.2+	Consent of Deloitte & Touche LLP

23.3+	Consent of Grant Thornton LLP

23.4+	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)

24+	Power of Attorney (included on the signature page of the Form S-3)

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture with respect to the senior debt securities, senior subordinated debt securities and subordinated debt securities

*	To be filed by amendment as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.
+	Filed herewith.

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